Exhibit 99.2
Fiscal 2007 Third Quarter Earnings Results May 10, 2007

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. (or "Adams") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential" and "expect" and similar expressions are intended to identify such forward- looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: the continued success of Adams' existing products and the successful commercialization of future products; Adams' ability to in-license or acquire new products and brands and successfully develop new products; the FDA's removal from the market of products similar to Mucinex D, Mucinex DM and future products; Adams' ability to preserve and successfully defend its patent position; the FDA's denial of Adam's NDA for a prescription cough suppressant; Adams' ability to compete against other branded products, as well as against generic competition; the severity of the cough and cold season and other risk factors set forth under Item 1A. Risk Factors in Adams' Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and under Item 1A. Risk Factors in Adams' Quarterly Report on Form 10-Q for the period ended December 31, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation. A, Adams, A Adams Respiratory Therapeutics, Adams Respiratory Therapeutics, Delsym, Humibid, Junior Mucus, Mini-Melts, Mucinex, Mucinex Full Force, Mucinex Moisture Smart, Mucinex IN...Mucus OUT, Mr. Mucus, Mrs. Mucus, Nothing Lasts Longer, Opening New Pathways to Respiratory Relief, Turn off the Cough and the Junior Mucus, Mr. Mucus and Mrs. Mucus characters are Adams' trademarks and have been registered in the U.S. Patent and Trademark Office or are the subject of pending U.S. trademark applications. The marks may also be the subject of foreign trademark registrations and/or trademark applications. Each of the other trademarks, trade names or service marks appearing in this presentation belongs to its respective holder.

Michael J. Valentino President and Chief Executive Officer

Solid Top-Line Results Mucinex and Delsym achieved highest year- over-year sales growth in the category(1) Mucinex and Delsym exited season with significant market share gains(1) Increased consumer awareness(2) Key brands supported with effective advertising and professional marketing Source: Information Resources, Inc. (IRI) cough/cold/allergy/sinus (C/C/A/S) category major franchise dollar sales trend for the 28 weeks ended 3/25/07 in Food/Drug/Mass (F/D/Mx). Source: Company sponsored research.

$14.0 $61.3 $160.2 $284.7 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2003 2004 2005 2006 2006 2007 12 - Months Ended 9 - Months Ended Strong Growth in Revenues (in millions) 6/03 3/06 6/04 6/05 YoY Growth 53% CAGR '03-'06 158% 3/07 6/06 $239.1 $186.3

Rita M. O'Connor Chief Financial Officer and Treasurer

Fiscal 2007 Third Quarter Solid Top-Line Results Net Sales totaled $84.0 11% growth versus the prior period We believe net sales results in the third quarter were impacted by: The shift in trade purchases to the first half of fiscal 2007 Lower severity of upper respiratory conditions during the 2006-2007 cough/cold season Non-recurrence of the $9MM reduction in the backorder that benefited the prior year quarter

(in millions) 1Q 2Q 3Q Net Sales reported FY'06 $ 47 $ 63 $ 76 Backorder ~10 ~10 (9) Proforma Net Sales FY'06 $ 57 $ 73 $ 67 Net Sales reported FY'07 $ 90 $ 111 $ 84 Reported growth 92% 75% 11% Proforma growth 58% 51% 25% Fiscal 2006 Backorder - Reconciliation of Reported Net Sales Growth

2007 Fiscal Third Quarter Net Sales by Product $29.9 $26.6 $8.2 $16.2 Acquired 6/06 $4.1 Launched 8/06 ($ in millions) Total Net Sales = $84.0MM* +11% vs. Q3 FY06 *Includes ($0.9) million in Humibid sales, reflecting Humibid product returns.

Income Statement Overview (1) (1) Includes a $4 million charge associated with various product returns. 3Q07 3Q06 Net sales 84.0 $ 76.0 $ Gross Margin % 71.8% 78.7% SG&A 52.6 28.4 Product development 5.0 3.8 Effective tax rate 25.1% 38.7% Net income 2.9 $ 16.9 $ Diluted EPS 0.08 $ 0.46 $

Robert D. Casale Chief Operating Officer

Source: IRI C/C/A/S category dollar and unit growth for the 28 weeks ended 3/25/07 in F/D/Mx. C/C/A/S Category Growth 10.2 9.8 10.9 10.6 4.1 4.1 6.5 1.5 Total Category CCAS Tablets CCAS Liguids Cough Syrup/Sore Throat Dollar % Chg Unit % Chg

Adams' Franchises Lead Category in Dollar Sales Growth in Dollar Sales Growth in Dollar Sales Growth Source: IRI C/C/A/S category major franchise dollar sales trend for the 28 weeks ended 3/25/07 in F/D/Mx.

Chg VYA -0.6 +2.5 +1.3 +0.3 -0.7 -0.7 +0.4 0.0 +0.4 +0.1 +0.2 +0.4 +0.5 +0.2 Source: IRI C/C/A/S category major franchise dollar share trend for the 28 weeks ended 3/25/07 in F/D/Mx. Adams Gains Strength in C/C/A/S Category Total Adams share = 11.3

Rapidly Expanding OTC Product Portfolio in Fiscal 2008 Fiscal 2008

Launch Strategy Considerations 2006 2007 Dec 2006 NDA Submission March 2007 NDA Submission Accepted by FDA Oct 2007 FDA PDUFA 2008 Earliest *LAUNCH Possible *Pending FDA Approval DDMAC Review 2009 FY2008: Set the table Physician targeting Managed care coverage FY2009: Fully optimized launch

Guaifenesin + Codeine 4,310,557 Promethazine + Codeine 5,795,735 All other Codeine Combos 179,250 Codeine Market = 10.3 MM TRx's Codeine Cough Market Potential Source: IMS Health National Prescription Audit TRx MAT 1/07. *Parity price with branded molecule (Tussionex(r)) = $721MM Market Potential @ *$70/Rx Primarily short-acting generics Primarily liquids

$9-11 MM $48-55 MM $100-120 MM $160-190 MM $240-280 MM 1-2% 5-6% 10-12% 14-18% 20-23% 0 50 100 150 200 250 FY 2008 FY 2009 FY 2010 FY 2011 FY2012 Total sales across both sub - markets. Note: Uncertainty in the forecast is captured as a +/ - 10% range around the expected values Launch years will require aggressive promotion to break prescriber habits Managed care acceptance will be critical to ensure seamless reimbursement MCO goal: 70% tier II/III coverage in first full year Note: Percentages represent TRxs For example purposes only and not intended to forecast future results or expectations of future performance. Mucinex With Codeine Opportunity 18

Michael J. Valentino President and CEO

6.7 MM Rx 1.5 MM Rx Consumer Advertising February 2006 Competing Product Removal? Competing Product Removal? Pending FDA Action Consumer Advertising November 2004 Competing Products Removed December 2003 Launched July 2002 Approved July 2002 $125 MM Rx market $21 MM Rx market Consumer Advertising November 2004 Note: Market size = No. of Rx's (based on IMS Health NPA data for 12 months ended 12/31/06) at Mucinex(r) pricing. Launched October 2005 Approved June 2004 Launched August 2004 Approved April 2004 Mucinex(r) SE Mucinex(r) DM Mucinex(r) D $84 MM Rx market

Fiscal 2007 Third Quarter Earnings Results May 10, 2007